                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          ELECTRO RENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number,
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

                            ELECTRO RENT CORPORATION
                            6060 SEPULVEDA BOULEVARD
                        VAN NUYS, CALIFORNIA 91411-2512
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 7, 1999

DEAR SHAREHOLDERS:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of ELECTRO RENT CORPORATION (the "Company") to be held on Thursday, October 7, 1999, at 10:00 o'clock A.M., at the office of the corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. At the meeting we will:

     1. Elect eight directors for the next year.

     2. Vote to approve the selection of Arthur Andersen LLP as the Company's independent public accountants.

     3. Consider and act upon such other business as may properly come before said meeting.

     Shareholders of record at the close of business on August 9, 1999 are entitled to vote at the Annual Meeting. We urge you to vote your shares promptly by signing, dating and marking the enclosed proxy. You have the right to revoke your proxy before it is exercised by giving written notice to the Company.

                                          Steven Markheim
                                          Secretary

DATED: August 23, 1999

                            ELECTRO RENT CORPORATION
                            6060 SEPULVEDA BOULEVARD
                        VAN NUYS, CALIFORNIA 91411-2512
                            ------------------------

                                PROXY STATEMENT

VOTING SHARES AND PROCEDURES

     The Board of Directors (the "Board") requests your proxy for the annual meeting of shareholders on October 7, 1999. If you sign and return the proxy you authorize the persons named in the proxy to represent you and vote your shares for the purposes mentioned in the notice of annual meeting.

     If you come to the meeting you can vote in person if you wish. You can revoke your proxy any time before it is voted by giving written notice to the Company.

     As of August 9, 1999, the record date, there were 24,480,813 shares of common stock issued and outstanding. Each share is entitled to one vote.

     If you sign and return your proxy but do not give voting instructions, your shares will be voted as recommended by the Board.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of the record date the holdings of each person who was known to the Company to own 5% or more of the Company's Common Stock, and by all directors and officers as a group:

                                                                 AMOUNT
                                                              BENEFICIALLY    PERCENT OF
                    NAME AND ADDRESS(1)                          OWNED         CLASS(3)
                    -------------------                       ------------    ----------
Private Capital Management..................................   4,761,580        19.45%
  3003 Tamiami Trail North
  Naples, Florida 33940
Daniel Greenberg............................................   3,873,247(2)     15.94%
T. Rowe Price Associates, Inc...............................   3,224,600        13.17%
  100 East Pratt Street
  Baltimore, Maryland 21202
Phillip Greenberg...........................................   2,881,985        11.77%
Officers and Directors as a Group (18 Persons)..............   3,976,682(4)     19.24%

---------------
(1) The address of each shareholder is 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, unless otherwise set forth.

(2) The 3,873,247 shares do not include (a) 204,463 shares held by the Electro Rent Corporation Employee Stock Ownership Plan (ESOP); and (b) 121,496 shares held by The Mayer Greenberg Foundation which Daniel Greenberg has the right to vote.

(3) Any shares which are available under options which are currently exercisable or which will become exercisable by October 7, 1999 have been considered to be outstanding for the purpose of computing the percentage of outstanding shares owned by such person, but are not considered outstanding for the purpose of computing the percentage of shares owned by any other person.

(4) Does not include 795,504 shares underlying currently exercisable options held by officers and directors or 417,503 shares held by the ESOP for such officers and directors.

ELECTION OF DIRECTORS

     The Board has nominated the following eight persons as directors to serve until the next annual meeting and until their successors are elected and qualify. Each of the nominees is now a director of the Company.

None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

     The schedule below sets forth with respect to each nominee for election as a director the following:

     - His or her age.

     - When he or she first became a director.

     - The number of shares of the Company he or she owned on the record date.

     - His or her occupation and business experience during the past five years.

                                                               DIRECTOR    COMMON SHARES
            NAME AND PRINCIPAL OCCUPATION               AGE     SINCE          OWNED
            -----------------------------               ---    --------    -------------
Gerald D. Barrone(1)..................................  68       1987             3,000
  Director of Coast Federal Bank
Nancy Y. Bekavac(2)...................................  52       1992               400
  President, Scripps College
Daniel Greenberg......................................  58       1976         3,873,247(3)
  Chief Executive Officer and Chairman of the Board of
  Directors of the Company for more than five years
Joseph J. Kearns(4)...................................  57       1988             1,766
  President, Kearns Associates, an investment
  consulting firm
S. Lee Kling(5).......................................  70       1996             8,000
  Chairman of the Board of Directors of Kling Rechter
  & Co. for more than five years
Michael R. Peevey(6)..................................  61       1995               -0-
  President, New Energy Ventures, LLC
Will Richeson, JR.(7).................................  75       1989               800
  Consultant
William Weitzman......................................  60       1974            55,258(8)
  President and Chief Operating Officer of the Company
  for more than five years

---------------
(1) From March 1987 to December 1991 Mr. Barrone was president, chief operating officer and a director of Coast Federal Bank and Coast Savings Financial. He remained a director after his retirement in 1991 until February 1998 when the company was acquired. Prior to January 1987, he was president, chief executive officer and a director of Fidelity Federal Savings and Loan Association and Citadel Holding Corporation.

(2) Ms. Bekavac has been president of Scripps College since 1990. From 1988 to 1990 she was counselor to the president of Dartmouth College.

(3) See "Principal Shareholders."

(4) From 1982 to 1998 Mr. Kearns was Vice President and Chief Financial Officer of the J. Paul Getty Trust. He is a trustee of MAS Funds and Southern California Edison Nuclear Decommissioning Trust.

(5) Mr. Kling is a director of Bernard Chaus, Inc., Falcon Products, Inc., National Beverage Corp., Union Planters Corp., and Top Air Manufacturing Co., Inc.

(6) From 1986 to 1990 Mr. Peevey was executive vice president, Southern California Edison Company. From 1990 to 1993 he was president and a director, Edison International and Southern California Edison Company. From 1993 to 1995 he was an independent energy consultant. Since 1995 he has been President of New Energy, Inc., a national energy services company.

(7) From 1985 to 1988 Mr. Richeson was a partner of Riordan, Freeman & Spogli, an investment banking firm. From 1977 to 1985 he was chairman, president and chief executive officer of the corporate finance subsidiary of Security Pacific Corporation.

(8) These shares are held in a revocable family trust.

EXECUTIVE OFFICERS

     The schedule below sets forth the name, age and office or offices of each executive officer of the Company. No executive officer is related by blood, marriage or adoption to any other executive officer, director or nominee for director. Each executive officer has been employed by the Company for more than five years.

                                                                                       HELD OFFICE OR
                NAME                   AGE              OFFICE OR OFFICES              OFFICES SINCE
                ----                   ---              -----------------              --------------
Daniel Greenberg.....................  58    Chairman of the Board of Directors and         1979
                                             Chief Executive Officer
William Weitzman.....................  60    President and Chief Operating Officer          1982
Gary B. Phillips.....................  47    Senior Vice President                          1983
Steven Markheim......................  46    Vice President, Administration and             1987
                                             Secretary
Craig R. Jones.......................  53    Vice President and Chief Financial             1990
                                             Officer
Richard E. Bernosky..................  43    Vice President, Product Management             1993
Dennis M. Clark......................  45    Vice President, Sales -- Western Region        1994
Thomas A. Curtin.....................  46    Vice President, Sales -- Eastern Region        1994
Ronald J. Deming.....................  50    Vice President, Distribution and               1998
                                             Technical Services
Craig R. Burgi.......................  46    Vice President, Sales -- Northwest             1998
                                             Region
John Hart............................  50    Vice President, Sales -- Southwest             1998
                                             Region
Peter M. Shapiro.....................  55    Vice President, Human Resources                1998

BOARD OF DIRECTORS AND COMMITTEES

     The Board meets quarterly and also takes action as required by unanimous written consent.

     The Board has three standing committees described below.

     Overall attendance at board and committee meetings exceeded 95%.

     Audit Committee. The Audit Committee is generally responsible for:

     - Making recommendations to the Board regarding the engagement of independent public accountants for the Company.

     - Approving:

      - The Company's annual report to shareholders (except for portions not required by Securities and Exchange Commission or NASDAQ rules).

      - Certain non-audit services of the independent public accountants.

     - Reviewing:

      - The Company's quarterly report to the SEC.

      - Proposed changes in major accounting policies.

      - Scope of the annual audit.

      - Reports of compliance of management and operating personnel with the Company's code of ethics.

      - Adequacy of the Company's system of internal accounting controls.

      - Other factors affecting the integrity of published financial reports.

     - Members: All of the Board members except Messrs. Greenberg and Weitzman serve as members of the Audit Committee.

     - Meetings: The Audit Committee met twice during the past fiscal year.

     Compensation Committee. The Compensation Committee is generally responsible for:

     - Reviewing the compensation of officers and key employees.

     - Making recommendations to the Board regarding amounts of or changes in compensation including:

      - Bonuses.

      - Stock Options.

      - Other management incentives.

     - Members: All of the Board members except Messrs. Greenberg and Weitzman serve as members of the Compensation Committee.

     - Meetings: The Compensation Committee met twice during the past fiscal year.

     1996 Stock Option Committee. The Stock Option Committee grants options under the Company's 1996 stock option plan.

     - Members: The members of the Stock Option Committee are Messrs. Barrone, Kearns and Kling, and Ms. Bekavac.

     - Meetings: The 1996 Stock Option Committee met once during the past fiscal year.

     - Options under the 1996 Director Option Plan are granted to outside directors by a Committee composed of Messrs. Greenberg and Weitzman who are ineligible to receive options under the 1996 Director Option Plan.

     Director Compensation. Directors who are not employees are paid each year:

     - A cash retainer of $20,000.

     - $1,000 for each board meeting which he or she attends.

     - $1,000 for each meeting of the Compensation and Audit Committees which he or she attends.

     Directors who are employees receive no additional compensation for their services as directors.

     Under the 1996 Director Option Plan non-employee directors may elect to defer all or a portion of their annual retainer and receive nonqualified options equivalent to the amount of the deferred director's fees divided by 75% of the fair market value per share on the date of grant. Upon exercise of the options, the director pays 25% of the fair market value per share on the date of grant.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

     The Company reports that based solely upon a review of prescribed forms furnished to it, no director, officer or 10 percent shareholder of the Company has failed to file on a timely basis the filings called for by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH MANAGEMENT

     Mr. Greenberg, individually, rents approximately 600 square feet of space in the Company's building at rates comparable to those paid by other third party tenants.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual and long-term compensation paid by the Company to its chief executive officer and to each of the other four most highly compensated executive officers (the Named Executive Officers) for their services to the Company and its subsidiaries in all capacities for the fiscal years ended May 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                              ANNUAL COMPENSATION                     AWARDS
                                     -------------------------------------   ------------------------    PAYOUTS
                                                                OTHER        RESTRICTED                 ----------    ALL OTHER
                                                            ANNUAL COMPEN-      STOCK                      LTIP        COMPEN-
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)    SATION($)(1)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)   SATION($)(2)
---------------------------   ----   ---------   --------   --------------   -----------   ----------   ----------   ------------
Daniel Greenberg............  1999   $385,000    $290,000         0               0               0         0          $27,174
  Chairman of the Board and   1998    355,000     375,000         0               0          70,000         0           24,593
  Chief Executive Officer     1997    340,000     300,000         0               0               0         0           23,925
William Weitzman............  1999   $335,000    $265,000         0               0               0         0          $12,584
  President and               1998    305,000     350,000         0               0          70,000         0           18,733
  Chief Operating Officer     1997    290,000     275,000         0               0               0         0           23,180
Gary B. Phillips............  1999   $210,000    $150,000         0               0               0         0          $15,413
  Senior Vice President       1998    192,500     190,000         0               0          40,000         0           14,073
                              1997    185,000     150,000         0               0          30,000         0           13,317
Steven Markheim.............  1999   $185,000    $110,000         0               0               0         0          $12,735
  Vice President and          1998    170,000     135,000         0               0          40,000         0           11,084
  Secretary                   1997    160,000     100,000         0               0          20,000         0           10,084
Craig R. Jones..............  1999   $145,000    $ 40,000         0               0               0         0          $10,053
  Vice President and          1998    135,000      48,000         0               0          15,000         0            9,512
  Chief Financial Officer     1997    130,000      35,000         0               0               0         0            9,528

---------------
(1) The value of perquisites and other personal benefits has not been included for fiscal years 1999, 1998 and 1997 since the value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(2) All Other Compensation for fiscal year 1999 includes the following for Messrs. Greenberg, Weitzman, Phillips, Markheim and Jones, (i) Company matching contributions to the 401(k) Savings Plan of $8,136; $8,136; $8,136; $7,541 and $7,878 for each Named Executive Officer, respectively, (ii) Company contributions to the Supplemental Executive Retirement Plan of $15,228; $-0-; $6,561; $4,495 and $1,102 on behalf of each of the Named
    Executive Officers, respectively, to match a portion of 1999 pretax elective deferral contributions (included under salary) made by each person to such plans, and (iii) Company payments of term life insurance premiums of $3,810; $4,448; $716; $699 and $1,073 on behalf of each of the Named Executive Officers, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to any of the Named Executive Officers under the Company's 1996 Stock Option Plan during the fiscal year ended May 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes for each of the Named Executive Officers the number of stock options exercised during the fiscal year ended May 31, 1999, and the aggregate dollar value realized upon exercise, the total number of unexercised options held at May 31, 1999, and the aggregate dollar value of in-the-money, unexercised options held at May 31, 1999. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1999, which was $12.44 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that these values will be realized.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                               SHARES                         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                              ACQUIRED         VALUE      ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             --------------   -----------   -----------   -------------   -----------   -------------
Daniel Greenberg.........           0        $      0        17,500        52,500       $        0       $     0
William Weitzman.........      29,000        $283,910       269,750        52,500       $2,397,528       $     0
Gary B. Phillips.........       7,000        $ 68,950       123,928        46,622       $  828,847       $64,493
Steven Markheim..........      16,500        $166,363        79,338        40,662       $  479,831       $41,369
Craig R. Jones...........      13,000        $131,550        43,000        11,250       $  369,858       $     0

---------------
(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise or base price of the option.

COMPARISON OF TOTAL SHAREHOLDER RETURN

     This graph compares the Company's total shareholder return with (1) the NASDAQ(US) Index, (2) the S & P Technology Sector Index, (3) the Russell 2000 Index, and (4) the composite prices of the companies listed by Value Line, Inc. in its Industrial Services Group ("Peer Group"). Since the Company is listed in both the Russell 2000 Index and the Industrial Services Group, they have been added for a relevant comparison. The S & P Technology Sector Index will be eliminated in fiscal 2000 since it provides a less relevant industry comparison than the Industrial Services Group. The comparison is over a five year period, beginning May 31, 1994 and ending May 31, 1999. The total shareholder return assumes $100 invested at the beginning of the period in the Company's common stock and in each index. It also assumes reinvestment of all dividends.

                       CUMULATIVE FIVE YEAR TOTAL RETURN
                     VALUE OF $100 INVESTED ON MAY 31, 1994
                           FISCAL YEARS ENDED MAY 31

                                ELECTRO RENT      S & P TECHNOLOGY      NASDAQ STOCK                              VALUE LINE
                                 CORPORATION           SECTOR            MARKET - US        RUSSELL 2000      INDUSTRIAL SERVICES
                                ------------      ----------------      ------------        ------------      -------------------
'1994'                               100                 100                 100                 100                  100
'1995'                               159                 144                 119                 110                  124
'1996'                               268                 191                 173                 150                  216
'1997'                               249                 277                 195                 160                  275
'1998'                               516                 346                 247                 198                  377
'1999'                               269                 561                 347                 192                  288

CEO COMPENSATION

     CEO Daniel Greenberg is employed pursuant to a written contract which provides for the following:

     - A rolling three year term.

     - Base salary of not less than $300,000.

     - Annual adjustments based on the consumer price index.

     - Increases, bonuses and incentive compensation authorized by the Board.

     - Employee benefits comparable to those given by the Company to its other senior executives.

     - Certain payments and benefits in the event of involuntary termination including such termination following a change of control.

     For the fiscal year ended May 31, 1999 the CEO was paid:

     - Base salary of $385,000.

     - Bonus of $290,000.

     - Fringe benefits comparable to those received by salaried employees generally (not exceeding in the aggregate 10% of his base salary).

     During the May 31, 1999 fiscal year the CEO exercised no stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee or the Stock Option Committee is or was an officer or employee of the Company, or is related to any other member of the Committee, of any member of the Board, or any executive officer of the Company by blood, marriage or adoption.

                      REPORT OF THE COMPENSATION COMMITTEE
                         AND THE STOCK OPTION COMMITTEE

     The Compensation Committee makes recommendations to the Board respecting compensation for the Company's executives including the Chief Executive Officer and the President. It also makes recommendations to the Stock Option Committee respecting the grant of stock options to the executives.

COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following principles:

     - Compensation should be meaningfully related to the value created for shareholders.

     - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

     - Short- and long-term compensation play a critical role in attracting and retaining well-qualified executives.

     Executive compensation has consisted of three parts: base compensation, bonuses and stock options.

     In recommending base compensation the Compensation Committee has periodically called upon compensation consultants to submit compensation data from comparable companies. The Committee has recommended bonus awards on an annual basis taking into consideration all relevant factors including the performance of the particular executive and the success of management generally in carrying out the objectives of the Company. For example, during the past fiscal year (a) the Company's personnel worked diligently and extensively in completing the integration of the Technology Management Services Division of General Electric Capital Corporation; and (b) the Company achieved a net income margin of 9% and a 13% return on equity in spite of very adverse market conditions. The Committee regarded these efforts as creditable performances on the part of management justifying appropriate bonuses.

COMPENSATION PROCEDURE

     In the first quarter of each fiscal year the Compensation Committee meets to review executive compensation and to make recommendations for executive bonuses for the fiscal year ended the preceding May 31st and base compensation for the then current fiscal year.

     The Chief Executive Officer and the President give the Compensation Committee a report and recommendation respecting each of the executives other than themselves. They also supply the Compensation Committee with whatever information the Compensation Committee requests concerning their own performance and any other aspects of the Company's operations which might be relevant in fixing or recommending compensation for the Chief Executive Officer and the President.

     The Compensation Committee makes its recommendations to the Board. The Board fixes the compensation by appropriate resolutions. In most instances the Board follows the recommendations of the Compensation Committee. The Chief Executive Officer and the President, both of whom are members of the Board, do not participate in the Board's consideration of their compensation and absent themselves when their compensation is being considered and voted upon.

THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT

     In 1986 the Company entered into written Executive Employment Agreements with Daniel Greenberg, the Chief Executive Officer, and with William Weitzman, the President. The Agreements were amended in November 1988 and were further amended and restated in July 1992.

     In their present form the Agreements provide for a three year rolling term at a base salary of not less than $300,000 for the Chief Executive Officer and not less than $250,000 for the President. Base salary is adjusted annually based upon the consumer price index and may be increased at any time by the Board or its Compensation Committee.

     The Agreements provide that the Executive shall be entitled to receive bonuses and incentive compensation each year in addition to his base salary. In determining the amount of such bonus and incentive compensation, consideration is to be given to all pertinent factors including, but not limited to, the following:

     ". . . historic policies and practices, business revenues, business profits, the quality of the Executive's performance and the value of his contributions to the Company, the prevailing compensation levels for comparable executive officers in businesses of size, complexity and/or character similar to those of the Company."

     The Executives are also entitled to receive employee benefits comparable to those provided to its senior executives; and to certain payments and benefits in case of the Executive's involuntary termination including such termination following a change of control.

     No other executive officer of the Company is employed pursuant to a formal written employment agreement.

STOCK OPTION PLANS

     The Company's current stock option plan is the 1996 Stock Option Plan. Options under the 1990 Stock Option Plan are all granted. However, options granted under the prior Plans which have not expired or been forfeited, are valid and exercisable according to the terms of the respective option grants.

     The 1996 Plan provides for Incentive Stock Options which may only be granted to employees, and for Nonstatutory Stock Options which may be granted to non-employee directors and consultants.

     The Stock Option Committee grants Incentive Stock Options to key employees of the Company, including Company Executives, to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and to attract new employees with outstanding qualifications.

     In granting stock options, the Stock Option Committee confers with senior management and with the Compensation Committee.

     During the fiscal year ended May 31, 1999, no stock options were granted to the Chief Executive Officer or any of the other four of the five highest paid executives.

     Directors are granted Nonstatutory Stock Options based upon an amendment to the 1996 Plan adopted November 1, 1996 setting forth a formula pursuant to Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 whereby each non-employee director receives 6,000 options the first year of service and 4,000 options the second year of service.

       COMPENSATION COMMITTEE       STOCK OPTION COMMITTEE
       ----------------------       ----------------------
    Will Richeson, Jr., Chairman  Gerald D. Barrone, Chairman
    Gerald D. Barrone             Nancy Y. Bekavac
    Nancy Y. Bekavac              Joseph J. Kearns
    Joseph J. Kearns              S. Lee Kling
    S. Lee Kling
    Michael R. Peevey

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board on the recommendation of the Audit Committee has appointed Arthur Andersen LLP to audit the books and records of the Company for the fiscal year beginning June 1, 1999.

     Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement if they wish.

     Notwithstanding the ratification by the shareholders of the appointment of Arthur Andersen LLP, the Board or the Audit Committee may, if the circumstances warrant, appoint other independent public accountants.

     A resolution will be offered at the annual meeting to approve the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                 DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      PRESENTATION AT 2000 ANNUAL MEETING

     Any proposal which a shareholder wishes to have presented for consideration at the 2000 annual meeting must be received at the Company's principal office, attention: Steven Markheim, Secretary, no later than May 31, 2000.

                                 OTHER MATTERS

     As of the date of this proxy statement the Board does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matter properly comes before the meeting, the holders of the proxies will act in each instance in accordance with their best judgment.

     In addition to the solicitation of proxies by mail, certain employees of the Company, without extra remuneration, may solicit proxies. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for the cost of forwarding the material. The cost of solicitation will be borne by the Company.

     Copies of the 1999 annual report of the Company are being mailed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the Securities and Exchange Commission may be obtained by any shareholder without charge. Requests should be addressed to the Company's principal office, attention: Steven Markheim, Secretary.

                                          By order of the Board of Directors

                                          Steven Markheim
                                          Secretary

Van Nuys, California
August 23, 1999

ELECTRO
RENT
CORPORATION
6060 SEPULVEDA BOULEVARD
VAN NUYS, CALIFORNIA 91411-2512

--------------------------------------------

                 PROXY

                                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                                 OF DIRECTORS.

The undersigned hereby appoints Daniel Greenberg, William Weitzman and Joseph J.
                                Kearns as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Electro Rent Corporation held of record by the undersigned on August 9, 1999 at the annual meeting of shareholders to be held on October 7, 1999, or any adjournment thereof.

1. ELECTION OF DIRECTORS                   FOR all nominees listed below                 WITHHOLD AUTHORITY
                                           (except as marked to the                      (to vote for all nominees listed
                                           contrary below)  [ ]                          below)  [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name on the list below.)

                  G. D. Barrone, N. Y. Bekavac, D. Greenberg,
                    J. J. Kearns, S. L. Kling, M. R. Peevey,
                         W. Richeson, Jr., W. Weitzman

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the corporation.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

    This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the eight nominees for directors and for proposals 2 and 3.

    PLEASE SIGN EXACTLY AS NAME APPEARS OF RECORD ON YOUR STOCK CERTIFICATES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                                        DATED:............, 1999

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                           Signature, if held
                                                                jointly

                                                        When signing as
                                                        attorney, as executor,
                                                        administrator, trustee,
                                                        or guardian, please give
                                                        full title as such. If a
                                                        corporation, please sign
                                                        in full corporate name,
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.